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                                                                     EXHIBIT 3.2

                               HMI INDUSTRIES INC.

                                 AMENDED BYLAWS

                            Adopted February 14, 2002

                                    ARTICLE I

                                     Offices

         Section 1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                      Stockholders and Stockholder Meetings

         Section 1. ANNUAL MEETING. An Annual Meeting of the Stockholders shall be held each year, for the purpose of electing directors by written ballot and a plurality vote, and for the transaction of such other business as may properly come before the meeting. Such Annual Meeting shall be held each year at such time and on such business day as the Board of Directors may determine each year; provided that, unless otherwise determined by the Board of Directors, the meeting date for the 2003 Annual Meeting shall be May 15, 2003 and the Board shall set an appropriate record date. If the Annual Meeting for the election of directors is not held on the day designated herein or pursuant hereto, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or the Board of Directors, and shall be called by the Secretary at the written request of stockholders owning not less than ten (10) percent of the outstanding shares of the capital stock of the corporation entitled to vote. Such written request of stockholders must be made at least seventy-five (75) days prior to the first day upon which an annual meeting of stockholders may be held pursuant to these bylaws, and state the purpose or purposes of the proposed meeting.

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         Section 3. PLACE OF MEETING. The Board of Directors may from time to time designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of stockholders. If no such designation is made by the Board of Directors with respect to a special meeting called other than by the Board itself, the officer calling such meeting shall designate a place in the City of Cleveland, State of Ohio, where such meeting shall be held.

         Section 4. NOTICE OF MEETING. Written notice stating the place, day and hour of a meeting and the purpose or purposes for which the meeting is to be held, shall be given, unless a statute specifies a different time period, not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Business transacted at any meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

         Section 5. VOTING LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

         Section 6. QUORUM. A majority of the outstanding shares of the capital stock of the corporation entitled to vote, and represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, of if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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         Section 7. VOTING OF SHARES. Unless otherwise provided by or pursuant to Article Fourth of the Certificate of Incorporation, and subject to the provisions of Section 1, Article VIII of these bylaws and Section 213 of the General Corporation Law of the State of Delaware, such stockholder shall be entitled at every meeting of stockholders to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Any such proxy shall be in writing and shall be filed with the Secretary of the corporation before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 8. DECISION BY MAJORITY. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 9. INFORMAL ACTION BY STOCKHOLDERS. Subject to Section 271 of the General Corporation Law of Delaware, whenever the vote of stockholders at a meeting is required or permitted to be taken for or in connection with any corporate action by any provision of statute, the meeting and vote of stockholders may be dispensed with if the holders of a majority of shares of the outstanding stock of the corporation, who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                   ARTICLE III

                               Board of Directors

         Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors except as may be otherwise provided by statute, the Certificate of Incorporation or these bylaws.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS.

         (a) The number of directors of the corporation shall be fixed by resolution of the Board of Directors or the stockholders from time to time but shall not be less than three or more than nine. Except as provided in Section 3 of Article III, directors shall be elected at a meeting of stockholders held in accordance with Section 1, Article II. Directors need not be stockholders of the corporation.

         (b) Each director shall be elected at each annual meeting of the stockholders,

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each to hold office until the next annual meeting of stockholders and until the director's successor is elected and qualified, or until the director's resignation or removal.

         Section 3. VACANCIES. Subject to Section 223 of the General Corporation Law of the State of Delaware, newly created directorships resulting from any increase in the authorized number of directors and vacancies on the Board of Directors occurring for any other reason may be filled by a majority vote of the Nominating Committee of the Board of Directors. Notwithstanding the foregoing, if, prior to the 2003 annual meeting of stockholders, (i) Mr. Walker or Mr. Foley ceases, for any reason to be a director of the corporation, the survivor shall be deemed a Special Nominating Committee of one with the authority to fill the vacancy or (ii) if Mr. Malone ceases for any reason to be a director of the corporation, his successor shall be appointed by a majority of the directors then in office. Any director or directors so chosen to fill a vacancy or a newly created directorship shall hold office until the next election of directors by stockholders and until their successors shall be elected and qualified.

         Section 4. REGULAR MEETINGS. A regular meeting of a newly elected Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or the Board of the President, and shall be called by the Secretary at the written request of any two directors. The officer calling special meetings as aforesaid may fix the time and designate any place, either within or without the State of Delaware, for holding any special meeting of the Board of Directors called by him.

         Section 6. NOTICE. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered to each director at his business or home address. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided by statute, neither the business to be transacted at, nor the purpose of, a special meeting of the Board of Directors need be specified in the notice of such meeting.

         Section 7. QUORUM -- MANNER OF ACTION. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, the directors present may adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum is present. Except as to those items listed on Annex 1 to these Amended Bylaws, which shall require the vote of at least 80% of the

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directors in office, the vote of the majority of the directors in office shall be the act of the Board of Directors.

         Section 8. EXONERATION FROM LIABILITY IN CERTAIN CASES. If there is any violation of the provisions of Sections 160, 173 or 243 of the General Corporation Law of the State of Delaware (involving payment of an unlawful dividend or an unlawful purchase or redemption of the capital stock of the corporation) for which members of the Board of Directors under whose administration the same shall have been done may be jointly and severally liable to the corporation under Section 174 of said General Corporation Law, any director who may have been absent when the same was done, or who may have dissented from the act or resolution by which the same was done, may exonerate himself from such liability by causing his dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done, or immediately after he has notice of the same.

         Section 9. RELIANCE ON BOOKS OF ACCOUNT, ET CETERA. Each member of the Board of Directors and of any committee designated by the Board of Directors, shall in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation or upon reports made to, or statements prepared for, the corporation by any of its officers, or by independent certified public accountants, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

         Section 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with minutes of its proceedings.

         Section 11. COMPENSATION. The directors may be paid their expenses, if any, of attending any meeting of the Board of Directors, and may also be paid either a fixed sum for attendance at each meeting of the Board of Directors or a stated amount as monthly, quarterly or annual compensation. Members of special or standing committees of the Board of Directors may be allowed like compensation for performing their duties on such committees. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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                                   ARTICLE IV

                        Committees of Board of Directors

         Section 1. FORMATION OF COMMITTEES. The Board of Directors may by resolution adopted by at least 80% vote of the directors in office designate one or more committees, each committee to consist of two or more directors of the corporation; provided, that, under the special circumstances described in
Section 3, Article III of these bylaws, the Special Nominating Committee may consist of one director. Any such committee, to the extent provided in such a resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that require it. Each such committee shall have such name as may be determined from time to time by the Board of Directors.

         Section 2. APPOINTMENT OF MEMBERSHIP. The Board of Directors by resolution adopted by a majority of the whole board shall appoint the directors who shall be members of any such committee, each such member to hold office until the next regular annual meeting of the Board of Directors following his appointment and until his successor is appointed and qualified. Any vacancy (whether created by resignation or otherwise) may be filled, by a resolution adopted by the Nominating Committee of the Board of Directors to serve until the next regular annual meeting of the Board of Directors. The Board of Directors may also designate in any such resolution one or more directors as alternative members of any such committee, who may replace any absent or disqualified member at any meeting of the committee; but if there be no such designation, the member or members of any such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 3. MEETINGS. Regular meetings of any such committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by the presiding officer thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral or by telegram. If such notice is mailed, it shall be deemed to be delivered when deposited in the mail addressed to a member at his business address, and if sent by telegram, when delivered to the telegraph company. Any member of a committee may waive notice of a meeting; and no such notice need be given to a member of a committee who attends a meeting in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

         Section 4. QUORUM. A majority of the members of a committee appointed or designated as provided in Section 2 of this Article IV, shall constitute a quorum for the

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transaction of business at any meeting thereof. Except as to any limitations imposed by the resolution adopted by the Board designating the Committee, any action by a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum exists.

         Section 5. ACTION WITHOUT A MEETINGS. Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all regular members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of its proceedings.

         Section 6. PROCEDURE. Unless its presiding officer shall have been designated by a majority of the whole Board of Directors, a committee shall elect a presiding officer from among its members. It shall keep regular minutes of its proceedings and report any action taken by it to the next meeting of the Board of Directors or when otherwise required.

                                    ARTICLE V

                                    Officers

         Section 1. NUMBER OF OFFICERS. The officers of the corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Executive or other Vice Presidents (the number thereof to be determined by the Board of Directors from time to time), a Secretary and a Treasurer. Each of such officers shall be elected and his compensation fixed by the Board of Directors, but none of them, other than the Chairman of the Board, Vice Chairman of the Board, and the President, need be members of the Board of Directors. Any two or more of such offices may be held by the same person, except that the Office of Secretary shall not be held by either the Chairman of the Board or the President. The Board of Directors shall designate the Chairman of the Board or the President to be the Chief Executive Officer of the Corporation.

         Section 2. ELECTION AND TERM OF SUCH OFFICERS. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. Each such officer shall hold office until his successor shall have been duly elected and qualified or until he shall earlier resign or have been removed in the manner hereinafter provided.

         Section 3. DESIGNATION OF ASSISTANT OFFICERS AND AGENTS. The Board of Directors may designate such other assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

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         Section 4. REMOVAL. Any officer, assistant officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer or designation of an assistant officer or agent shall not of itself create contract rights.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board of Directors.

         Section 6. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall in general supervise and direct all of the business and affairs of the corporation. He shall have the power to sign, with the Secretary or any other proper officer of the corporation thereunto duly authorized by the Board of Directors, certificates for shares of the capital stock of the corporation and any deeds, mortgages, bonds, debentures, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the authority to sign and execute the same shall be expressly vested by the Board of Directors or these bylaws in some other officer, assistant officer, employee or agent of the corporation, or shall be required to be otherwise signed or executed.

         Section 7. THE CHAIRMAN OF THE BOARD. The Board of Directors may elect one of its members to serve as Chairman of the Board. He shall preside at all meetings of the Board of Directors and of the stockholders but shall have the power, in his discretion, at any time, to delegate these duties to the Vice Chairman of the Board, the President or to some other officer or director of the corporation. He shall have all such other duties as may be prescribed from time to time by the Board of Directors. He shall be ex-officio a non-voting member of all standing committees to which he is not appointed by the Board of Directors.

         Section 8. THE VICE CHAIRMAN OF THE BOARD. The Board of Directors may elect one of its members to serve as Vice Chairman of the Board. The Vice Chairman shall have such duties as may be delegated to him by the Chief Executive Officer or the Board of Directors. In the absence of the Chairman of the Board and in the absence of any delegation of authority by the Chairman of the Board to another officer or director of the corporation, he shall preside at any meetings of the Board of Directors and of the Stockholders.

         Section 9. THE PRESIDENT. In the absence of the designation by the Board of Directors of a Chief Executive Officer, the President shall act as the chief executive officer of the corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board and in the absence of any delegation of authority by the Chairman of the Board to another officer or director of the corporation, he shall preside at any meetings of the Board of Directors and of the Stockholders. He shall be ex-officio a non-

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voting member of all standing committees to which he is not appointed by the
Board of Directors. He shall have all such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

         Section 10. THE VICE PRESIDENT. In the absence of the Chairman of the Board, Vice Chairman of the Board and the President, or in the event of their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President, or if there be no Executive Vice President, then the Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Apart therefrom, the Vice Presidents shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

         Section 11. THE SECRETARY. The Secretary shall: (a) attend all meetings of the stockholders, Board of Directors and any committees of the Board of Directors and record the proceedings of those meetings in one or more minute books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder; (e) sign with the Chief Executive Officer or other duly authorized officer, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general corporate responsibility for the stock transfer books of the corporation and for the performance of the stock transfer agent and registrar; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 12. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive money due and payable to the corporation from any source whatever and deposit all such money in the name of the corporation in such banks, trust companies or other depositories as may be designated by the Board of Directors;
(c) disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; (d) render to the Chief Executive Officer, and when requested by it, to the Board of Directors, an account of all his transactions as Treasurer and of the financial condition of the corporation; and (e) in general perform all the duties incident to the office of Treasurer and such duties as from time to time may be assigned to him by the Board of Directors or Chief Executive Officer. If required by the Board of Directors, the Treasurer shall give a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful discharge of his duties and for the

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restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, securities, and other property belonging to the corporation in his possession or control.

         Section 13. THE CONTROLLER. The Board of Directors may elect a Controller who shall have charge of and be responsible for the books of account of the corporation and keep or cause to be kept therein a full and accurate record of the receipts and disbursements of the corporation and who shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 14. GENERAL DUTIES OF OFFICERS. In the absence of the Chairman of the Board, Vice Chairman of the Board, President or a Vice President, the Treasurer or Secretary of the corporation is empowered to sign any document required to be signed by the Chairman of the Board, Vice Chairman of the Board, President or any Vice President.

                                   ARTICLE VI

                               Stock Certificates

         Section 1. CERTIFICATES FOR SHARES. The certificates representing shares of the capital stock of the corporation shall be in such form as shall be determined by the Board of Directors. Each holder of shares of stock in the corporation shall be entitled to have such a certificate signed by or in the name of the corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him. If such certificate is countersigned by a transfer agent or registrar other than the corporation itself or one of its employees, the signatures of the officers upon the certificate may be facsimiles. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

         Section 2. CERTIFICATES FOR DIFFERENT CLASSES OF STOCK. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the corporation shall set forth on the face or back of the certificates which it will issue to represent each class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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         Section 3. LOST CERTIFICATES. The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. When issuing such new certificate the corporation may require as a condition precedent to the issuance thereof, that the owner of any certificate or certificates alleged to have been lost, stolen or destroyed, or his legal representative, (a) file with the corporation an affidavit attesting to the fact that the certificate theretofore issued is lost, stolen or destroyed and (b) give the corporation a bond in such sum as it may direct to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         Section 4. TRANSFERS OF STOCK. Upon surrender to the corporation or its transfer agent of a certificate for shares of stock duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and properly record the transaction upon its books.

         Section 5. REGISTERED STOCKHOLDERS. The corporation may treat the registered owner of shares on the books of the corporation as the person exclusively entitled to vote the shares, and to receive notices and dividends with respect thereto, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares in any other person even though the corporation has notice thereof, except as otherwise provided by Delaware law.

                                   ARTICLE VII

                                 Indemnification

         Section 1. LIMITED INDEMNIFICATION OF DIRECTORS AND OFFICERS. Subject to the limitations of subsection (c) of this Section 1, the corporation shall indemnify each of its directors and officers to the extent set forth in subsections (a) and (b) hereof:

         (a) ACTION OR SUIT BY OR IN THE RIGHT OF THE CORPORATION. Each director and officer of the corporation who was or is a party, or is threatened to be made a party,

         -- to any threatened, pending or completed action or suit, by or in the fight of the corporation, to procure a judgment in its favor,

         -- by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a

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                  director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be and is indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interests of the corporation; PROVIDED THAT no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (b) ACTION OR SUIT OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Each director or officer of the corporation who was or is a party, or is threatened to be made a party,

         -- to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the corporation),

         -- by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be and is indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Provided that the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the director or officer

         -- did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and

         -- with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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         (c)      LIMITATIONS ON INDEMNIFICATION. No indemnification shall be made by the corporation under subsections (a) and (b) of this Section 1 unless ordered by a court or it is determined in the specific case that indemnification of such director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b) hereof Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding referred to, or (2) if such a quorum is not obtainable, or even if obtainable, when a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 2. GENERAL INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any other provision of this Article VII to the contrary notwithstanding, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of said Section 1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 3. ADVANCE PAYMENT IN INDEMNIFICATION CASES. Expenses incurred by any director or officer of the corporation in defending a civil or criminal action, suit or proceeding referred to in subsections (a) or (b) of said Section 1 will be paid by the corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

         Section 4. CONTINUITY AND NON-EXCLUSIVITY OF INDEMNIFICATION. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when so authorized, continue with respect to any director or officer of the corporation after he has ceased to hold his office and shall inure to the benefit of his heirs, executors and administrators. Any such indemnification (whether as expressly provided herein or as extended pursuant to Section 5 of this Article VII) shall not be deemed exclusive of any other rights to which the person seeking indemnification may be entitled under any other By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 5. EXTENSION OF BENEFITS OF INDEMNIFICATION. The rights of indemnification to which directors and officers of the corporation are entitled pursuant to this Article VII may, in similar circumstances, be extended by resolution of the Board of Directors to any other person who is or was an employee or agent of the corporation, or while not a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,

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

joint venture, trust or other enterprise. Any such action by the Board of Directors shall be consistent with the requirements of Section 145 of the General Corporation Law of the State of Delaware, and may be either general or confined to specific cases.

         Section 6. INDEMNIFICATION INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation indemnifies him against such liability under, or pursuant to, the provisions of this Article VII.

                                  ARTICLE VIII

                                General Provision

         Section 1. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2. DIVIDENDS. Subject to the statutes and any provision with respect to dividends made by or pursuant to the Certificate of Incorporation, dividends may be declared on the capital stock of the corporation at any meeting of the Board of Directors held in accordance with these bylaws and may be paid in cash, in property, or in shares of the corporation. Before declaration or payment of any dividend the Board of Directors may set aside out of any funds of the corporation available for dividends, such reserve or reserves as the Directors in their absolute discretion feel to be proper or conducive to the interest of the corporation, and may modify or abolish any such reserve or reserves.

         Section 3. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to

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

notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

         Section 4. ANNUAL REPORT. The Board of Directors shall present at each annual meeting of stockholders and, when called for by a vote of the stockholders, at any special meeting, a full and complete report of the business and condition of the corporation.

         Section 5. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority as the Board of Directors may grant with respect thereto may be either general or confined to specific instances.

         Section 6. CHECKS, DRAFTS, ET CETERA. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 7. STOCK OF OTHER CORPORATIONS. In the absence of specific action by the Board of Directors, the Chairman of the Board shall have authority to vote and to empower others to vote, on behalf of the corporation, the securities of other corporations, both domestic and foreign, held by the corporation.

         Section 8. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 9. CORPORATE SEAL. The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal". The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any other manner reproduced.

         Section 10. SEVERABILITY -- AMENDMENTS. If any provision of these bylaws, or its application to any person or circumstances, is held invalid, the remainder of these bylaws, and the application of such provision to other persons or circumstances, shall not be affected. These bylaws and any provision thereof may be altered, amended or repealed by (i) the vote of the stockholders owning a majority of the outstanding shares of the capital stock of the corporation, or (ii) by the vote of at least 80% of the directors in office; provided that, after the 2003 Annual Meeting of Stockholders, only the vote of a majority of the directors in office shall be required to amend these Bylaws.

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

                                    ANNEX TO
                                 AMENDED BYLAWS

         Until the election of directors at the 2003 Annual Meeting of Stockholders, the following matters shall require the approval of at least 80% of the directors in office:

         1. Any amendment to the Corporation's Certificate of Incorporation or Bylaws;

         2. Any authorization or issuance of any equity or equity-linked security or any change or reclassification of an outstanding class or series;

         3. Any proposal to acquire, merge or consolidate with or into any entity or purchase all or substantially all of the assets of any entity, or permit any subsidiary to do so;

         4. Any proposal to sell, lease or otherwise dispose of all or substantially all of the Corporation's assets in a single transaction or series of related transactions;

         5. Any proposal to exclusively license all or substantially all of the Corporation's intellectual property in a single transaction or series of related transactions;

         6. Any proposal to increase or decrease the size of the Board of Directors, change the composition of any Board Committee or the charter of any Board Committee;

         7. The declaration of payment of any dividends or the making of any other distribution, directly or indirectly, on account of any shares of equity securities now or hereafter outstanding;

         8. The redemption, repurchase or otherwise acquisition of any outstanding shares of the Corporation's capital stock or rights to acquire capital stock (other than repurchases of Common Stock from employees upon termination);

         9. The incurrence of any indebtedness in excess of $500,000 in the aggregate (other than payables in the ordinary course of business, borrowings under the Corporation's senior lending arrangement, or an increase in the Corporation's availability under the senior lending arrangement of up to $1,000,000)

         10. The incurrence or commitment to incur any single capital expenditure in excess of $500,000 or aggregate capital expenditures in excess of $1,000,000 per fiscal year of the Corporation, unless included in a budget previously approved by the Board;

         11. The acquisition directly or by any subsidiary of any interest in any business with a value in excess of $250,000 (whether by purchase of assets, purchase of stock, merger or otherwise);

         12. A proposal to enter into or modify any agreement, transaction or arrangement with any of its officers, directors, or 5% or greater stockholder, or any of their respective affiliates, except for compensation or benefit arrangements as approved by the Compensation Committee;

         13. A proposal to amend the Corporation's existing stock option plan, including increasing the number of available shares eligible for grant, the approval of any additional option grants, or approval of any new equity incentive plan; or

         14. A proposal to enter into any exclusive franchise, license, distribution or other agreement that is inconsistent with prior business practice and that materially and adversely affects the stockholder value of the Corporation.

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